UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

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AngelCiti Entertainment, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-30213	52—2043569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20283 State Road 7, Suite 300, Boca Raton, FL 33498

(Address of Principal Executive Office) (Zip Code)

(800) 256-8689

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On April 30, 2008, our independent registered public accounting firm, Berman & Company, P.A. (“Berman”), notified us that they could no longer serve as our auditor. Berman had been retained by us as of April 23, 2007. Berman had never audited our financial statements, but had reviewed our interim reports for the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007. During the interim periods preceding Berman’s resignation, there were no disagreements with Berman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We provided Berman with a copy of this Report on 8-K prior to our filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Berman, dated April 30, 2008, is attached to this Form 8-K as an exhibit.

We have engaged the firm of Pender, Newkirk & Company, LLP (“Pender”) as of April 30, 2008. Pender was not consulted on any matter relating to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

16.1

Letter re: change in certifying accountant - Letter from Berman & Company, PA to the Securities and Exchange Commission, dated April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

By:	/s/ George Gutierrez
George Gutierrez, Chief Executive Officer

Date:  May 15, 2008